Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated February 22, 2010, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended January 3, 2010 of The GEO Group, Inc., which are incorporated by reference in this Registration Statement on Form S-8. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Miami, Florida
August 30, 2010